First Trust Advisors L.P.
                             120 East Liberty Drive
                                   Suite 400
                            Wheaton, Illinois 60187




                                 June 18, 2012


First Trust Portfolios L.P.
120 East Liberty Drive
Suite 400
Wheaton, Illinois  60187

         Re:                 FT 3560

Gentlemen:

     We   have  examined  the  Registration  Statement  File  No.
333-181141 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                            Sincerely,

                            First Trust Advisors L.P.



                            Ronda L. Saeli-Chiappe
                            Senior Vice President